Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Laura Jacobi, is the Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Lake Sunapee Bank Group (the “Company”). This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “Report”).

By execution of this statement, I certify that:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

Date: May 10, 2016	/s/ Laura Jacobi
Laura Jacobi
Executive Vice President, Chief Financial Officer
and Chief Accounting Officer
(Principal Financial and Accounting Officer)